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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          DUKE-WEEKS REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

                 INDIANA                                35-1740409
(State of incorporation of organization)    (I.R.S. Employer Identification No.)

                         600 EAST 96TH STREET, SUITE 100
                           INDIANAPOLIS, INDIANA 46240
                    (Address of principal executive offices,
                               including Zip Code)

 Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered

     DEPOSITARY SHARES, EACH SHARE
REPRESENTING A 1/10 OWNERSHIP INTEREST          NEW YORK STOCK EXCHANGE
   IN ONE 8.45% SERIES I CUMULATIVE
      REDEEMABLE PREFERRED SHARE

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. /_/

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. /_/

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities of Duke-Weeks Realty Corporation (the "Registrant") to be registered on the New York Stock Exchange, Inc. are certain Depositary Shares ("Depositary Shares"), each representing a one-tenth (1/10) ownership interest in one 8.45% Series I Cumulative Redeemable Preferred Share, $.01 par value, $250.00 liquidation preference ("Preferred Shares"). The descriptions of the Depositary Shares and the Preferred Shares under headings "Description of Series I Preferred Shares and Depositary Shares," "Description of Preferred Stock" and "Description of Depositary Shares" set forth in the Prospectus dated June 13, 2000 (File No. 333-37920) and the Supplement thereto dated January 29, 2001 and filed by Registrant on January 30, 2001 pursuant to Rule 424(b) are hereby incorporated by reference.

ITEM 2.  EXHIBITS.

         4.1  Deposit Agreement among Registrant, American Stock
              Transfer and Trust Co. and the holders from time to time of certain Depositary Receipts (which includes as an exhibit the form of depositary receipt), incorporated by reference from Exhibit 4 to the Registrant's Current Report on Form 8-K filed on January 31, 2001 (the "Current Report").

         4.2 Form of Articles of Amendment of Registrant's Articles of Incorporation, incorporated by reference from Exhibit 3 to the Current Report.

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        DUKE-WEEKS REALTY CORPORATION


                                        By: /s/ Michael D. Pitts
                                            --------------------------
                                        Title: Vice President - Controller


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